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                                                                   Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and
Stockholders of OYO Geospace Corporation:

   We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-80003) of OYO Geospace Corporation of our report dated November 9, 2001 relating to the financial statements, which appear in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated November 9, 2001 relating to the financial statement schedule, which appears in this Annual Report on Form 10-K.

                                          /s/ PricewaterhouseCoopers LLP

December 13, 2001
Houston, Texas